CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”, each dated July 29, 2026, and each included in this Post-Effective Amendment No. 246 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 21, 2026, with respect to the financial statements and financial highlights of Touchstone Dynamic Large Cap Growth Fund (formerly, Touchstone Growth Opportunities Fund), Touchstone Flexible Income Fund, Touchstone Focused Fund, Touchstone Mid Cap Growth Fund, Touchstone Non-US Equity Fund, Touchstone Sands Capital Emerging Markets Growth Fund and Touchstone Strategic Income Fund (the “Funds”) (seven of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2026, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio
July 28, 2026